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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form N-14 of Prudential Government Income Fund, Inc. of our report on the financial statement of the Prudential Government Income Fund, Inc. dated April 11, 1997 (the
"Fund"), which is included in Exhibit 14(b) and is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund, which is also a part of such Registration Statement and under the heading "Change of Auditors" which is included in the Statement of Additional Information of such Registration Statement and is also part of such Registration
Statement of the Fund.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
September 29, 1998


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                                                          PRUDENTIAL GOVERNMENT
Independent Auditors' Report                              INCOME FUND, INC.
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The Shareholders and Board of Trustees
Prudential Government Income Fund, Inc.

We have audited the accompanying statement of changes in net assets for the year ended February 28, 1997 of Prudential Government Income Fund, Inc., and the financial highlights for the years ended February 28, 1994 through February 28, 1997. This financial statement and these financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement and these financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statement and financial highlights present fairly, in all material respects, the changes in the net assets of Prudential Government Income Fund, Inc. as of February 28, 1997, and its financial highlights for the respective stated periods in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
New York, New York
April 11, 1997